Exhibit 10.18

MG CLEANERS, LLC

September 19, 2017

Cynthia Kay Griffith

PO Box 193

Gary, Texas 75643

Re:	Amendment to Real Estate Lien Note dated October 15, 2010

Dear Mrs. Griffith:

As you are aware, MG Cleaners, LLC and Stephen Lawrence Christian issued a Real Estate Lien Note to you on October 15, 2010 in the initial principal amount of $450,000 (the “Note”). Pursuant to our discussions, this letter agreement shall serve to amend and replace Section 2 of the Note as set forth below. Other than the amendment to Section 2 set forth herein, all other sections of the Note shall remain in full force and effect.

Section 2 shall be amended in its entirety to read as follows:

“2. This note and vendor’s lien on the real estate is further secured by a Deed of Trust of even date.”

If you agree with the amendment to Section 2 of the Note set forth herein, please countersign below and return to us.

Sincerely,

MG CLEANERS, LLC

By:	/s/ Stephen Christian
Name: Stephen Lawrence Christian
Title: President

STEPHEN LAWRENCE CHRISTIAN

/s/ Stephen Christian
Stephen Lawrence Christian, Individually

AGREED TO AND ACCEPTED:

CYNTHIA KAY GRIFFITH

/s/ Cynthia Griffith
Cynthia Kay Griffith

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